EXHIBIT 32.2
CCFNB BANCORP, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of CCFNB Bancorp, Inc. (the “Corporation”) on Form 10-K for the year-ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey T. Arnold, the Chief Financial Officer and Treasurer of the Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents, in all material respects the financial condition and result of operations of the Corporation.

Date: March 10, 2009	/s/ Jeffrey T. Arnold
Jeffrey T. Arnold
Chief Financial Officer and Treasurer

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